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                                  EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 33-62787 and S-4 No. 333-03107) of AirTouch Communications, Inc. and in the Registration Statements (Forms S-8 Nos. 33-57081, 33-64553 and 333-17891, No. 33-57077, No. 33-57083, and No. 333-10389) pertaining to the
AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan, the AirTouch Communications, Inc. Employee Stock Purchase Plan, the AirTouch Communications, Inc. Retirement Plan, and the CCI Agreement and Plan of Merger (to be issued upon exercise of outstanding options of CCI) of our report dated February 16, 1996, with respect to the consolidated financial statements and schedule of New Par, (A Partnership), incorporated by reference in the Annual Report (Form 10-K) of AirTouch Communications Inc. for the year ended December 31, 1996.



                                                        /s/ Ernst & Young LLP

Columbus, Ohio
March 20, 1997